SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

EAT AT JOE’S, LTD.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

670 White Plains Road

Suite 120, Scarsdale, New York 10583

(Address of Principal Executive Offices and Zip Code)

(914) 725-2700

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1) EAT AT JOE’S, LTD. (the “Registrant”) entered into a material definitive agreement not made in the ordinary course of its business on February 23, 2015. The parties to the agreement are the Registrant on the one hand, and Mark McGarrity, Kennen Palm, and Pilgrim Consulting Services, Inc., a Delaware corporation (“Pilgrim”) on the other hand. McGarrity, Palm and Pilgrim constitute all of the stockholders of Franklin Networks, Inc., a Tennessee corporation (“Franklin”). No material relationship exists between the Registrant and McGarrity, Palm or Pilgrim.

In exchange for all of the issued and outstanding shares of Franklin, the Registrant agreed to issue an aggregate of 2.5 million shares of the Registrant’s restricted common stock issued as follows: one million restricted shares issued to Mr. McGarrity; one million restricted shares Mr. Palm and five hundred thousand restricted shares issued to Pilgrim.

By virtue of the material definitive agreement, the Registrant acquired the assets and business of Franklin including, but not limited to: employment contracts, consulting contracts, customer lists, customer relationships, trade secrets, trade designs, technical expertise, know how, proposals, internet web domains, internet web sites, trade names, and other intellectual property, and contractual relationships with Ad Service providers.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
EX – 99.1	Material Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAT AT JOE’S, LTD. (Registrant)

Date February 26, 2015

By:/s/ James R. Thompson

President, Chief Executive Officer

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